EXHIBIT 23(b)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-80897 of Gateway Energy Corporation on Form S-8 of our report dated March 21, 2003, appearing in this Annual Report on Form 10-KSB of Gateway Energy Corporation for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Houston, Texas
March 24, 2004